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LAUREL CAPITAL GROUP, INC.
FORM 10-K
                                                                   EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE


                                                           FOR THE             FOR THE              FOR THE
                                                          YEAR ENDED          YEAR ENDED          YEAR ENDED
                                                        June 30, 2003        June 30, 2002      June 30, 2001
                                                        -------------        -------------      -------------
NET INCOME                                                $2,534,000          $3,075,000          $3,639,000
                                                          ==========          ==========          ==========



BASIC EPS:

     WEIGHTED AVERAGE SHARES OUTSTANDING                   1,880,815           1,937,545           1,963,365
                                                          ----------          ----------          ----------

     BASIC EARNINGS PER SHARE                             $     1.35          $     1.59          $     1.85
                                                          ==========          ==========          ==========




DILUTED EPS:

     WEIGHTED AVERAGE SHARES OUTSTANDING                   1,880,815           1,937,545           1,963,365
     DILUTIVE EFFECT OF EMPLOYEE STOCK OPTIONS               101,119             100,062              73,244
                                                          ----------          ----------          ----------

     DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING           1,981,934           2,037,607           2,036,609
                                                          ----------          ----------          ----------

     DILUTED EARNINGS PER SHARE                           $     1.28          $     1.51          $     1.79
                                                          ==========          ==========          ==========

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